Exhibit 99

FOR RELEASE –– JULY 28, 2015

Corning Announces Second-Quarter Core Sales of $2.5 Billion

Core EPS grows 12% year over year
Optical Communications leads second-quarter performance

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the second quarter of 2015.

Second-Quarter 2015 Financial Comparisons
(In millions, except percentages and per-share amounts)

	Core Performance*
	Q2 2015	Q2 2014	% Change
Core Net Sales	$2,517	$2,512	--
Core Earnings	$ 522	$ 487	7%
Core EPS	$ 0.38	$ 0.34	12%

	GAAP
	Q2 2015	Q2 2014	% Change
Net Sales	$2,343	$2,482	(6)%
Net Income	$ 496	$ 169	193%
EPS	$ 0.36	$ 0.11	227%
*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Additional non-GAAP reconciliations for the years 2013 and 2014 have been provided on our website, and they detail the change in core gross margin, core selling, general and administrative expenses, and core research, development, and engineering expenses due to the change in Corning’s constant-Japanese yen rate from ¥93 to ¥99 beginning in the first quarter of 2015. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen foreign exchange rate, as well as other items that do not reflect ongoing operations of the company. See “Use of Non-GAAP Financial Measures” section of attached Form 8-K for details on core performance measures.

“We began 2015 with a clear set of priorities to drive Corning’s continued success. Our second-quarter performance clearly demonstrates that we are executing to our plan,” Wendell P. Weeks, chairman, chief executive officer and president, said. “Our businesses are delivering strong results as evidenced by the 7 percent year-over-year core earnings growth. And our share repurchase program has leveraged the earnings growth into 12 percent core EPS growth. Our first-quarter acquisitions in the Optical Communications segment are paying off, especially in the growing hyperscale data centers market. We also announced an agreement to acquire a business that will enable innovation opportunities in the pharmaceutical glass packaging market. Finally, we’re continuing our commitment to return cash to shareholders through a new $2 billion share repurchase program.”

Remarking on the company’s second-quarter performance, James B. Flaws, vice chairman and chief financial officer, said, "We are very pleased with our excellent business results in the quarter. Our overall performance was in line with our expectations. Without the impact of the strengthening U.S. dollar, our results would have been even stronger - with core quarterly sales, earnings and EPS up 3%, 11% and 15%, respectively.”

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter Core Sales of $2.5 Billion
Page Two

“Our Optical Communications segment had a spectacular quarter with exceptionally strong demand for fiber-to-the-home and data center solutions. We believe our full suite of optical solutions gives us significant competitive advantages in the fastest growing segments of these markets. And our strategic acquisitions are providing improved market access and broader customer offerings.”

Second-Quarter Segment Performance

•
Display Technologies: Core sales were $963 million*, with sequential glass volume growth of a low single-digit percentage, as expected. Sequential LCD glass prices declined moderately, and in line with expectations. Core earnings for the quarter were $290 million* versus $300 million* in the second quarter last year.

•
Optical Communications: Sales were $800 million, a 17% increase from $686 million for the comparable period a year ago. Core earnings for the quarter were $91 million*, a 44% increase from $63 million* a year ago.

•
Environmental Technologies: Sales were $260 million versus $285 million, a 9% decrease on a year-over-year basis, driven primarily by currency exchange rates. Core earnings were $46 million*, in line with last year’s second quarter.

•
Specialty Materials: Sales were $272 million versus $298 million, a 9% decline on a year-over-year basis, driven primarily by lower sales of advanced optics products, as anticipated. A strong mid-teens percentage growth in Corning® Gorilla® Glass volume, combined with improved efficiencies, kept core earnings at $44 million*, in line with last year’s second quarter.

•	Life Sciences: Sales were $211 million versus $223 million last year, a 5% year-over-year decline, driven by currency exchange rates.

•	Core equity earnings from Dow Corning Corporation of $63 million* met expectations.

•	Core gross margin for the quarter was 45%*, a 1% increase over the year-ago period.

Looking Forward

Corning provided the following expectations for its business segments in the third quarter of 2015:

•
Display Technologies: LCD glass volume is expected to increase by a low single-digit percentage sequentially. The company expects LCD price declines to remain at a moderate level in the third quarter, which would be the fifth consecutive quarter of moderate price declines.

Corning updated its view of the retail LCD glass market, adjusting expectations for IT and TV unit demand downward. Corning now expects the 2015 worldwide LCD glass market area growth to be in the 6% to 7% range. The forecasted reduction in IT demand reflects expectations that the second-quarter weakness may continue for the remainder of the year. The TV unit forecast reductions are mainly in Western Europe and Latin America, where demand is expected to remain weak. The company also adjusted demand in China slightly. However, overall television screen-size growth is tracking higher than anticipated, somewhat offsetting the forecasted unit reductions.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter Core Sales of $2.5 Billion
Page Three

The company believes the longer-term outlook for TV demand remains excellent, driven by new formats such as 4K TV and the replacement rate of older sets. The company also believes that its moderate price declines will continue beyond the third quarter.

•
Optical Communications: Corning is increasing its expectation for optical communications sales for the year, as demand for the company’s FTTH and data center solutions remains high. Third-quarter and full-year sales are expected to be up in the mid-teen percentage range versus last year.

•
Specialty Materials: Gorilla Glass volume is expected to be up by a high single-digit percent sequentially, and consistent with last year’s exceptionally strong third-quarter performance. The company continues to see strong adoption of its new Gorilla Glass 4 product and also announced its first smartphone customer for Antimicrobial Corning® Gorilla® Glass. On a year- over-year basis, third-quarter sales in the segment are expected to be down in the upper single-digit percent range, driven by the cyclical slowdown in the semiconductor industry.

•
Environmental Technologies and Life Sciences: Sales in the Environmental Technologies and Life Sciences segments are expected to be down slightly in the third quarter from the prior year, driven by the impact of changes in the euro-U.S. dollar exchange rate.

“We feel very good about Corning and the exciting market opportunities in each of our business segments,” Flaws remarked. “Our advantaged products, leading technological innovation, and lowest cost position place us ahead of our competition. It is clear that our strategy is working: We are growing earnings, leveraging innovation for future growth, and bringing value to our investors through dividends and share repurchases.”

Second-Quarter Conference Call Information
The company will host a second-quarter conference call at 8:30 a.m. (EST) Tuesday, July 28. To participate, please call toll free (800) 230-1074; or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click on “Events”. A replay will be available beginning at 11 a.m. (EST) and will run through 5 p.m. (EST), Tuesday, Aug. 11. To listen, dial (800) 475-6701, or for international access dial (320) 365-3844. The access code is 363576. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to www.corning.com/investor_relations and clicking “Financial Reports” on the left. These reconciliations also accompany this news release.

© 2015 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter Core Sales of $2.5 Billion
Page Four

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net sales	$2,343	$2,482	$4,608	$4,771
Cost of sales	1,368	1,450	2,704	2,804

Gross margin	975	1,032	1,904	1,967

Operating expenses:
Selling, general and administrative expenses	337	322	653	719
Research, development and engineering expenses	191	208	380	406
Amortization of purchased intangibles	16	8	28	16
Restructuring, impairment and other charges		34		51

Operating income	431	460	843	775

Equity in earnings of affiliated companies	62	62	156	148
Interest income	5	4	10	16
Interest expense	(33)	(30)	(63)	(60)
Transaction-related gain, net				74
Foreign currency hedge gain (loss), net	164	(137)	206	(143)
Other (expense) income, net	(23)	(18)	(53)	12

Income before income taxes	606	341	1,099	822
Provision for income taxes	(110)	(172)	(196)	(352)

Net income attributable to Corning Incorporated	$496	$169	$903	$470

Earnings per common share attributable to Corning Incorporated:
Basic	$0.38	$0.11	$0.68	$0.32
Diluted	$0.36	$0.11	$0.65	$0.32

Dividends declared per common share (1)	$0.12	$0.10	$0.12	$0.20

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,

	2015	2014	2015	2014

Net income attributable to Corning Incorporated	$496	$169	$903	$470

Foreign currency translation adjustments and other	(40)	269	(296)	137
Net unrealized (losses) gains on investments		(9)	1	4
Unamortized gains (losses) and prior service credits (costs) for postretirement benefit plans	5	(6)	6	3
Net unrealized gains (losses) on designated hedges		1	5	(3)
Other comprehensive (loss) income, net of tax	(35)	255	(284)	141

Comprehensive income attributable to Corning Incorporated	$461	$424	$619	$611

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	June 30, 2015	December 31, 2014
Assets

Current assets:
Cash and cash equivalents	$4,968	$5,309
Short-term investments, at fair value	505	759
Total cash, cash equivalents and short-term investments	5,473	6,068
Trade accounts receivable, net of doubtful accounts and allowances	1,545	1,501
Inventories, net of inventory reserves	1,385	1,322
Deferred income taxes	291	248
Other current assets	1,174	1,099
Total current assets	9,868	10,238

Investments	1,844	1,801
Property, plant and equipment, net of accumulated depreciation	12,669	12,766
Goodwill, net	1,343	1,150
Other intangible assets, net	700	497
Deferred income taxes	1,808	1,889
Other assets	1,656	1,722

Total Assets	$29,888	$30,063

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$102	$36
Accounts payable	930	997
Other accrued liabilities	990	1,291
Total current liabilities	2,022	2,324

Long-term debt	3,910	3,227
Postretirement benefits other than pensions	781	814
Other liabilities	2,120	2,046
Total liabilities	8,833	8,411

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,680 million and 1,672 million	840	836
Additional paid-in capital – common stock	13,578	13,456
Retained earnings	13,727	13,021
Treasury stock, at cost; Shares held: 449 million and 398 million	(7,871)	(6,727)
Accumulated other comprehensive loss	(1,591)	(1,307)
Total Corning Incorporated shareholders’ equity	20,983	21,579
Noncontrolling interests	72	73
Total equity	21,055	21,652

Total Liabilities and Equity	$29,888	$30,063

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net income	$496	$169	$903	$470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	283	294	562	583
Amortization of purchased intangibles	16	8	28	16
Restructuring, impairment and other charges		34		51
Stock compensation charges	15	13	25	28
Equity in earnings of affiliated companies	(62)	(62)	(156)	(148)
Dividends received from affiliated companies	47	31	95	1,641
Deferred tax expense provision	36	81	31	103
Restructuring payments	(10)	(6)	(23)	(17)
Employee benefit payments in excess of expense	(2)	(11)	(8)	(28)
(Gains) losses on foreign currency hedges related to translated earnings	(162)	141	(191)	139
Unrealized translation (gains) losses on transactions	(62)	(44)	236	(60)
Changes in certain working capital items:
Trade accounts receivable	(60)	(32)	(25)	(11)
Inventories	(53)	16	(54)	13
Other current assets	(87)		(100)	28
Accounts payable and other current liabilities	123	29	(191)	(384)
Other, net	29	82	16	56
Net cash provided by operating activities	547	743	1,148	2,480

Cash Flows from Investing Activities:
Capital expenditures	(308)	(232)	(641)	(478)
Acquisitions of business, net of cash (paid) received			(531)	66
Investment in unconsolidated entities	(33)		(33)	(109)
Proceeds from loan repayments from unconsolidated entities	2	6	6	11
Short-term investments – acquisitions	(286)	(358)	(570)	(803)
Short-term investments – liquidations	543	236	825	574
Realized gains on foreign currency hedges related to translated earnings	172	63	321	152
Other, net		3		4
Net cash provided by (used in) investing activities	90	(282)	(623)	(583)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(34)		(42)
Principal payments under capital lease obligations	(1)	(1)	(1)	(1)
Proceeds from issuance of short-term debt	2	17	2	17
Proceeds from issuance of long-term debt	745		745
(Repayments on) proceeds from issuance of commercial paper		(2)		416
Proceeds from issuance of preferred stock (1)				400
Payments from settlement of interest rate swap agreements	(1)		(10)
Proceeds from the exercise of stock options	9	34	98	84
Repurchases of common stock for treasury	(616)	(175)	(1,093)	(2,076)
Dividends paid	(173)	(151)	(350)	(287)
Net cash used in financing activities	(35)	(312)	(609)	(1,489)
Effect of exchange rates on cash	62	1	(257)	6
Net increase (decrease) in cash and cash equivalents	664	150	(341)	414
Cash and cash equivalents at beginning of period	4,304	4,968	5,309	4,704

Cash and cash equivalents at end of period	$4,968	$5,118	$4,968	$5,118

(1)
In the first quarter of 2014, Corning issued 1,900 shares of Preferred Stock to Samsung Display Co., Ltd. in connection with the acquisition of their equity interests in Samsung Corning Precision Materials Co., Ltd.  Corning also issued to Samsung Display an additional 400 shares of Preferred Stock at closing, for an issue price of $400 million in cash.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income attributable to Corning Incorporated	$496	$169	$903	$470
Less: Series A convertible preferred stock dividend	24	24	49	45
Net income available to common stockholders – basic	472	145	854	425
Add: Series A convertible preferred stock dividend	24		49
Net income available to common stockholders - diluted	$496	$145	$903	$425

Weighted-average common shares outstanding - basic	1,246	1,302	1,257	1,331
Effect of dilutive securities:
Stock options and other dilutive securities	10	13	11	12
Series A convertible preferred stock	115		115
Weighted-average common shares outstanding - diluted	1,371	1,315	1,383	1,343
Basic earnings per common share	$0.38	$0.11	$0.68	$0.32
Diluted earnings per common share	$0.36	$0.11	$0.65	$0.32

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Core net income attributable to Corning Incorporated	$522	$487	$1,006	$910
Less: Series A convertible preferred stock dividend	24	24	49	45
Core net income available to common stockholders - basic	498	463	957	865
Add: Series A convertible preferred stock dividend	24	24	49	45
Core net income available to common stockholders - diluted	$522	$487	$1,006	$910

Weighted-average common shares outstanding - basic	1,246	1,302	1,257	1,331
Effect of dilutive securities:
Stock options and other dilutive securities	10	13	11	12
Series A convertible preferred stock	115	115	115	106
Weighted-average common shares outstanding - diluted	1,371	1,430	1,383	1,449
Core basic earnings per common share	$0.40	$0.36	$0.76	$0.65
Core diluted earnings per common share	$0.38	$0.34	$0.73	$0.63

© 2015 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and Korean won, and uses an internally derived management rate which is closely aligned to our foreign currency hedges.  In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen and the Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments, and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with GAAP.  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  For a reconciliation of non-GAAP performance measures and a further discussion of the measures, please see “Reconciliation of Non-GAAP Measures” below.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:

(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Following the acquisition of Samsung Corning Precision Materials and because a significant portion of  Corning Precision Materials’ costs are denominated in Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of 1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

© 2015 Corning Incorporated. All Rights Reserved.

(4)
Discrete tax items and other tax-related adjustments:  This represents the removal of discrete adjustments attributable to changes in tax law and changes in judgment about the realizability of certain deferred tax assets, as well as other non-operational tax-related adjustments.  This item also includes the income tax effects of adjusting from GAAP earnings to core earnings.

(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

(6)	Restructuring, impairment and other charges: This amount includes restructuring, impairment and other charges, as well as other expenses and disposal costs not classified as restructuring expense.
(7)	Liquidation of subsidiary: The partial impact of non-restructuring related items due to the decision to liquidate a consolidated subsidiary that is not significant.
(8)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)
Impacts from the acquisition of Samsung Corning Precision Materials:  Pre-acquisition gains and losses on previously held equity investment and other gains and losses related to the acquisition, including post-combination expenses, fair value adjustments to the indemnity asset related to contingent consideration and the impact of the withholding tax on a dividend from Samsung Corning Precision Materials.

(10)	Post-combination expenses: Post-combination expenses incurred as a result of an acquisition in the first quarter of 2015.
(11)
Pension mark-to-market:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended June 30, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,343	$62	$606	$496	18.2%	0.36
Constant-yen (1)	174	2	141	104		0.08
Constant-won (1)			1
Foreign currency hedges related to translated earnings (2)			(162)	(101)		(0.07)
Acquisition-related costs (3)			12	7		0.01
Litigation, regulatory and other legal matters (5)			2	1
Restructuring, impairment and other charges (6)			3	2
Equity in earnings of affiliated companies (8)		7	7	7		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (9)			(11)	(9)		(0.01)
Post-combination expenses (10)			16	10		0.01
Pension mark-to-market (11)			8	5
Core performance measures	$2,517	$71	$623	$522	16.2%	0.38

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2014
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended June 30, 2014
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported	$2,482	$62	$341	$169	50.4%	0.11
Constant-yen (1) *	30		26	19		0.01
Constant-won (1)			17	12		0.01
Foreign currency hedges related to translated earnings (2)			141	82		0.06
Acquisition-related costs (3)			10	7
Discrete tax items and other tax-related adjustments (4)				164		0.11
Litigation, regulatory and other legal matters (5)			4	2
Restructuring, impairment and other charges (6)			39	29		0.02
Equity in earnings of affiliated companies (8)		(5)	(5)	(5)
Impacts from the acquisition of Samsung Corning Precision Materials (9)			10	8		0.01
Core performance measures	$2,512	$57	$583	$487	16.5%	0.34
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015				Three months ended June 30, 2014
	Net sales	Gross margin	Gross margin %	Selling, general and admin. expenses	Net sales	Gross margin	Gross margin %	Selling, general and admin. expenses	Research development and engineering expenses
As reported	$2,343	$ 975	42%	$337	$2,482	$1,032	42%	$322	$208
Constant-yen (1)*	174	140			30	26		1
Constant-won						13		(2)	(2)
Acquisition-related costs (3)				4
Restructuring, impairment and other charges (6)		3				18		16
Impacts from the acquisition of Samsung Corning Precision Materials (9)		2		12		14
Post-combination expenses (10)				(16)
Pension mark-to-market (11)				(8)

Core performance measures	$2,517	$1,120	45%	$329	$2,512	$1,103	44%	$337	$206
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015		Three months ended June 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$789	$303	$987	$282	(20)%	7%
Constant-yen (1) *	174	105	30	19
Constant-won (1)				11
Foreign currency hedges related to translated earnings (2)		(108)		(53)
Acquisition-related costs (3)				2
Discrete tax items and other tax-related adjustments (4)				4
Restructuring, impairment and other charges (6)				27
Impacts from the acquisition of Samsung Corning Precision Materials (9)		(10)		8

Core performance measures	$963	$290	$1,017	$300	(5)%	(3)%
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015		Three months ended June 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income
As reported	$800	$77	$686	$61	17%	26%

Acquisition-related costs (3)		4		2
Post combination expenses (10)		10
Core performance	$800	$91	$686	$63	17%	44%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015		Three months ended June 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported and Core performance measures	$260	$46	$285	$47	(9)%	(2)%

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015		Three months ended June 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$272	$44	$298	$39	(9)%	13%
Constant-yen (1) *		(2)
Foreign currency hedges related to translated earnings (2)				3
Restructuring, impairment and other charges (6)		2		3

Core performance measures	$272	$44	$298	$45	(9)%	(2)%
*
In the first quarter of 2015, we changed the yen-to-dollar management rate from ¥93 to ¥99 to closely align with the yen-denominated hedges entered into for the years 2015 through 2017.  Prior periods presented have been recast based on the new rate.

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015		Three months ended June 30, 2014		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported	$211	$18	$223	$18	(5)%
Acquisition-related costs (3)		3		4

Core performance measures	$211	$21	$223	$22	(5)%	(5)%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Dow Corning Corporation
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2015	Three months ended June 30, 2014	% Increase/ decrease
As reported	$57	$54
Equity in earnings of affiliated companies (8)	6	(5)

Core performance measures	$63	$49	29%

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2015 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2015 and 2014
(Unaudited; amounts in millions)

	Three months ended June 30, 2015	Three months ended June 30, 2014

Cash flows from operating activities	$547	$743

Cash flows from investing activities	90	(282)

Plus: Short-term investments – acquisitions	286	358

Less: Short-term investments – liquidations	(543)	(236)

Free cash flow	$380	$583

© 2015 Corning Incorporated. All Rights Reserved.